UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of Earliest Event Reported): August 31, 2011
APTALIS PHARMA INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-153896	74-3249870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
22 Inverness Center Parkway
Suite 310
Birmingham, AL 35242
(Address of Principal Executive Offices) (Zip Code)
(205) 991-8085
(Registrant’s telephone number, including area code)
AXCAN INTERMEDIATE HOLDINGS INC.
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets
Item 2.03 Creation of a Direct Financial Obligtion or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 31, 2011, Aptalis Pharma Inc. (the “Company”), acting through its indirect parent company Aptalis Holdings Inc. (formerly known as Axcan Holdings Inc.) (“Holdings”) and direct, wholly-owned subsidiary Axcan Lone Star Inc. (“Merger Sub”), completed its acquisition of rights to AeroquinTM, a proprietary aerosol formulation of levofloxacin, which is currently in Phase 3 clinical trials for the treatment of pulmonary infections in patients with cystic fibrosis. The acquisition of AeroquinTM was completed through the merger of Mpex Pharmaceuticals, Inc. (“Mpex”) with and into Merger Sub, with Mpex being the surviving corporation and a direct, wholly-owned subsidiary of the Company (the “Surviving Corporation”).
The acquisition was completed in accordance with the terms of the previously announced transaction agreements among the Company’s affiliates and Mpex. These transaction agreements include: (a) the Agreement and Plan of Merger, dated as of April 11, 2011, as amended by the First Amendment to Option Agreement and Agreement and Plan of Merger dated as of May 26, 2011, and as further amended from time to time (the “Merger Agreement”), by and among Holdings, Merger Sub, Mpex and certain Mpex stockholders who are serving as the Mpex securityholders’ representative in connection with the acquisition (the “Securityholders’ Representative Committee”), (b) the Option Agreement, dated as of April 11, 2011, as amended by the First Amendment to Option Agreement and Agreement and Plan of Merger dated as of May 26, 2011 (the “Option Agreement”), by and among Holdings, Merger Sub and Mpex and (c) the Development Agreement, dated as of April 11, 2011, as amended from time to time (the “Development Agreement”), by and among Holdings, Merger Sub and Rempex Pharmaceuticals, Inc. (the assignee of Mpex) (“Rempex”).
The acquisition has resulted in the payment obligations summarized below, which payment obligations to date have been fulfilled by or on behalf of Merger Sub and in the future will be fulfilled by or on behalf of the Surviving Corporation.
Merger Agreement
Pursuant to the Merger Agreement, the Mpex securityholders were paid at closing approximately $8.6 million. This payment is subject to future adjustment based on final calculations of Mpex’s cash on hand, debt and transaction expenses as of closing.
Pursuant to the Merger Agreement, the Mpex securityholders will be entitled to the following payments in the future: (a) $20 million in non-contingent payments, (b) up to $195 million in contingent payments if certain regulatory and commercial milestones related to Aeroquin™ are met and (c) earn-out payments based on net sales of Aeroquin™. These payments are subject to offset against any indemnification claims that Holdings and Merger Sub have against the Mpex securityholders pursuant to the Merger Agreement, subject to the limitations set forth in the Merger Agreement.
Option Agreement
Pursuant to the related Option Agreement, which provided Holdings with an option to terminate the Merger Agreement, the Mpex securityholders and the Securityholders’ Representative Committee are entitled to an aggregate of $42.5 million in non-contingent payments ($12.0 million of which have been paid to date).
The option to terminate the Merger Agreement expired on August 12, 2011, pursuant to the Option Agreement’s terms.

Development Agreement
Pursuant to the related Development Agreement, which provides for Mpex (previously) or Rempex (currently) to have primary responsibility for conducting day-to-day development activities of Aeroquin™ and for Holdings and Merger Sub (or the Surviving Corporation) to have input regarding development strategy of Aeroquin™, Mpex (previously) or Rempex (currently) is entitled to payment for actual development costs of Aeroquin™ ($29.9 million of which have been paid to date).
The descriptions of the Merger Agreement, the Option Agreement and the Development Agreement in this Current Report on Form 8-K are only summaries, do not purport to be complete and are qualified in their entirety by reference to the texts of the Merger Agreement, the Option Agreement and the Development Agreement, copies of which are filed as Exhibits 2.1, 2.2 and 2.3, respectively, to the Company’s Quarterly Report on Form 10-Q for the period ended June 30, 2011 and are incorporated by reference herein.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth above in Item 2.01 regarding the non-contingent payments required to be made pursuant to the Merger Agreement, the Option Agreement and the Development Agreement is incorporated by reference into this Item 2.03.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

No.	Description

2.1*	Agreement and Plan of Merger, dated as of April 11, 2011, by and among Aptalis Holdings Inc. (formerly known as Axcan Holdings Inc.), Axcan Lone Star Inc., Mpex Pharmaceuticals, Inc. and the Securityholders’ Representative Committee (incorporated by reference to Exhibit 2.1 to the Quarterly Report on Form 10-Q for the period ended June 30, 2011)

2.2*	Option Agreement, dated as of April 11, 2011, by and among Aptalis Holdings Inc. (formerly known as Axcan Holdings Inc.), Axcan Lone Star Inc. and Mpex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.2 to the Quarterly Report on Form 10-Q for the period ended June 30, 2011)

2.3*	Development Agreement, dated as of April 11, 2011, by and among Aptalis Holdings Inc. (formerly known as Axcan Holdings Inc.), Axcan Lone Star Inc. and Rempex Pharmaceuticals, Inc. (as assignee of Mpex Pharmaceuticals, Inc.) (incorporated by reference to Exhibit 2.3 to the Quarterly Report on Form 10-Q for the period ended June 30, 2011)

2.4	First Amendment to Option Agreement and Agreement and Plan of Merger, dated as of May 26, 2011, by and among Aptalis Holdings Inc., Axcan Lone Star Inc. and Mpex Pharmaceuticals, Inc. (incorporated by reference to Exhibit 2.5 to the Quarterly Report on Form 10-Q for the period ended June 30, 2011)

*	Confidential treatment requested as to certain portions. Material has been omitted and separately filed with the Securities and Exchange Commission.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

APTALIS PHARMA INC.

Date: September 1, 2011	By:	/s/ Steve Gannon Steve Gannon
Senior Vice President, Finance,
Chief Financial Officer and Treasurer